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                            DIRECTOR NOMINEE CONSENT



        The undersigned, being advised that she has been nominated as a Director-Nominee of Professional Detailing Inc., a Delaware corporation (the "Company"), and is to take office upon completion of the offering of shares of Common Stock of the Company, hereby consents to the use of her name as a Director-Nominee in the Registration Statement pursuant to which such shares will be offered or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                                /s/ JAN MARTENS VECSI
                                            ----------------------------
                                                   JAN MARTENS VECSI